UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 15, 2016

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2016, Ameris Bank (the “Bank”), the wholly owned banking subsidiary of Ameris Bancorp, a Georgia corporation (the “Company”), entered into a Management and License Agreement (the “Management Agreement”) with William J. Villari (“Villari”) and US Premium Financing Holding Company, a Florida corporation (“USPF”), pursuant to which Villari will manage a division of the Bank to be operated under the name “US Premium Finance” (the “Division”) and which is to be engaged in the business of soliciting, originating, servicing, administering and collecting loans made for purposes of funding insurance premiums and other loans made to persons engaged in the insurance business (collectively, the “Loans”). Under the terms of the Management Agreement, Villari will have the title of President of the Division and will receive an annual salary of $200,000, plus other benefits comparable to those provided to officers of the Bank.

In connection with the business of the Division and pursuant to the terms of the Management Agreement, Villari and USPF will license to the Bank certain marks and other intellectual property held by them for use in the operation of the Division. The license fee payable by the Bank to Villari under the Management Agreement is equal to the pre-tax income of the Division, with certain adjustments, less an amount that the Bank will retain equal to a 2.15% annualized return on the average daily outstanding principal balance of the Loans.

The Management Agreement has an initial term of five years, commencing on January 3, 2017, after which the Management Agreement will renew for additional terms of three years each unless either the Company or Villari provides at least 180 days’ written notice of non-renewal to the other. Villari may also terminate the Management Agreement for convenience (i) effective as of or after December 31, 2017, as long as the Company has not acquired at least 30% of the outstanding shares of common stock of USPF at the time of termination, (ii) effective as of or after June 30, 2018, as long as the Company has not acquired all of the outstanding shares of common stock of USPF at the time of termination, or (iii) if the Bank reduces the size of the portfolio of Loans that it is willing to fund. In addition, either party may terminate the Management Agreement in the event of a material, uncured breach by the other.

In the event of the expiration or termination of the Management Agreement, the Bank will be bound by a noncompetition covenant and covenants prohibiting the Bank and its affiliates from soliciting employees, customers or potential customers of the Division. Such covenants will extend for two years, except in the case of a breach by Villari, in which event they will extend for no more than one year. The parties are also bound by certain noncompetition covenants during the term of the Management Agreement and certain confidentiality provisions during the term of the Management Agreement and for three years thereafter.

Also on December 15, 2016, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Villari pursuant to which the Company will purchase from Villari 4.99% of the outstanding shares of common stock of USPF. As consideration for such shares, the Company will issue to Villari 128,572 unregistered shares of its common stock, par value $1.00 per share (the “Villari Shares”), in a private placement transaction pursuant to the exemptions from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The transactions contemplated by the Purchase Agreement are scheduled to close on January 3, 2017, at which time the parties will also enter into a Registration Rights Agreement (the “Registration Rights Agreement”) and a Shareholders Agreement (the “Shareholders Agreement”), the form of each of which is included as an exhibit to the Purchase Agreement.

Pursuant to the terms of the Registration Rights Agreement, once it has been executed, the Company will be required to file with the Securities and Exchange Commission, within 45 days, a registration statement covering the resale of the Villari Shares.

The Shareholders Agreement, to which USPF and all shareholders of USPF will become parties, includes certain governance and preemptive rights and “drag-along” and “tag-along” provisions that are typical where there are minority shareholders in a privately held corporation. In addition, pursuant to the terms of the Shareholders Agreement, once it has been executed, the Company will be obligated to purchase from Villari, and Villari will be obligated to sell to the Company, an additional 25.01% of the outstanding shares of common stock of USPF (the “Additional USPF Shares”) on or before December 31, 2017, subject to the receipt of all necessary regulatory approvals. As consideration for the Additional USPF Shares, the Company will pay Villari $12,000,000 in cash and issue to him an additional 114,285 unregistered shares of the Company’s common stock in a private placement transaction (with such number of shares to be increased as provided in the Shareholders Agreement if the average trading price of the Company’s common stock for a period of 30 days immediately prior to closing is less than $35.00 per share); provided, however, that if the parties agree to consummate such transactions at a later date, the cash payable to Villari for the Additional USPF Shares will increase by $200,000 for each calendar month or portion thereof beginning January 1, 2018 and continuing through and including June 30, 2018. Also under the Shareholders Agreement, Villari will have the right to pursue and institute a sale of the Division and its assets if the Company does not complete its purchase of the Additional USPF Shares on or before December 31, 2017.

The foregoing summary description of the Management Agreement and the Purchase Agreement, including its exhibits, does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

The Company has scheduled a teleconference for 9:00 a.m. EST on December 19, 2016, during which the transactions contemplated by the Management Agreement and the Purchase Agreement will be discussed. A copy of the slide presentation that the Company will present during such teleconference is attached to this Current Report on Form 8-K as Exhibit 99.2. The slide presentation is also available on the Company’s website, www.amerisbank.com, under the Investor Relations section.

Item 8.01	Other Events.

On December 16, 2016, the Bank entered into a Stipulation to the Issuance of a Consent Order (the “Stipulation”) with its bank regulatory agencies, the Federal Deposit Insurance Corporation (the “FDIC”) and the Georgia Department of Banking and Finance (the “GDBF”), consenting to the issuance of a consent order (the “Order”) relating to weaknesses in the Bank’s Bank Secrecy Act (together with its implementing regulations, the “BSA”) compliance program. In consenting to the issuance of the Order, the Bank did not admit or deny any charges of unsafe or unsound banking practices related to its BSA compliance program.

Under the terms of the Order, the Bank or its board of directors is required to take certain affirmative actions to comply with the Bank’s obligations under the BSA. These include, but are not limited to, the following: strengthening the board of directors’ oversight of BSA activities; enhancing and adopting a revised BSA compliance program; completing a BSA risk assessment; developing a revised system of internal controls designed to ensure full compliance with the BSA; reviewing and revising customer due diligence and risk assessment processes, policies and procedures; developing, adopting and implementing effective BSA training programs; assessing BSA staffing needs and resources and appointing a qualified BSA officer; establishing an independent BSA testing program; ensuring that all reports required by the BSA are accurately and properly filed; and engaging an independent firm to review past account activity to determine whether suspicious activity was properly identified and reported.

Prior to implementation, certain of the actions required by the Order are subject to review by, and approval or non-objection from, the FDIC and the GDBF. The Order will remain in effect and be enforceable until it is modified, terminated, suspended or set aside by the FDIC and the GDBF.

The Bank began taking corrective actions prior to the entry of the Order after communicating with its regulators and expects that it will be able to undertake and implement all required actions within the time periods specified in the Order. The Bank will incur additional non-interest expenses associated with the implementation of corrective actions; however, these expenses are not expected to have a material impact on the results of operations or financial position of the Bank or the Company.

On December 19, 2016, the Company issued a press release announcing that it had entered into the Stipulation and the transactions with Villari and USPF regarding the Division. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Management and License Agreement dated as of December 15, 2016 by and among Ameris Bank, William J. Villari and US Premium Finance Holding Company.

10.2	Stock Purchase Agreement dated as of December 15, 2016 by and between Ameris Bancorp and William J. Villari.

99.1	Press release dated December 19, 2016.

99.2	Slide Presentation dated December 19, 2016.

Cautionary Statements Regarding Forward-Looking Information.

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements, and readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, the Company claims protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer

Date: December 19, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Management and License Agreement dated as of December 15, 2016 by and among Ameris Bank, William J. Villari and US Premium Finance Holding Company.

10.2	Stock Purchase Agreement dated as of December 15, 2016 by and between Ameris Bancorp and William J. Villari.

99.1	Press release dated December 19, 2016.

99.2	Slide Presentation dated December 19, 2016.